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                                                                   EXHIBIT 21(a)

                     SUBSIDIARIES OF REX STORES CORPORATION

                                                                     State of
         Name                                                      Incorporation
         ----                                                      -------------
Rex Radio and Television, Inc.(1)                                     Ohio

Stereo Town, Inc.                                                     Georgia

Kelly & Cohen Appliances, Inc.(1)                                     Ohio

Rex Kansas, Inc.(2)                                                   Kansas

AVA Acquisition Corp.                                                 Delaware

Rex Louisiana, Inc.(3) (4)                                            Ohio

Rex Alabama, Inc.(2)                                                  Ohio

REX Investment, LLC(5)                                                Ohio

rexstores.com, Inc.                                                   Ohio

Rex Acquisition, LLC(3)                                               Ohio

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(1)  Wholly-owned subsidiary of AVA Acquisition Corp.

(2)  Wholly-owned subsidiary of Rex Radio and Television, Inc.

(3)  Non-operating subsidiary.

(4)  Wholly-owned subsidiary of Kelly & Cohen Appliances, Inc.

(5) Kelly & Cohen Appliances, Inc. is the managing member and owns a 98.032% Class A interest. AVA Acquisition Corp. owns a 95.46% Class B interest and a 100% Class C interest.